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                 SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.   20549




                               FORM 8-K



                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):  June 24, 2005




				      Versar Inc.
______________________________________________________________________
          (Exact Name of Registrant as Specified in its Charter)



    Delaware                    1-9309                  54-0852979
    ________                    ______                  __________

(State or Other 		(Commission File Number)	(IRS Employer
 Jurisdiction)						    Identification No.)



		6850 Versar Center, Springfield, Virginia 22151
            _______________________________________________
		   (Address of Principal Executive Offices)



 				  (703) 750-3000
                          ______________
	  (Registrant's Telephone Number, Including Area Code)



				  Not Applicable
                          ______________
     (Former Name or Former Address, if Changed Since Last Report)


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Item 1.01.  Entry into a Material Definitive Agreement

	As described in Item 8.01 "Other Events", on June 24, 2005, the Compensation Committee of the Board of Directors of Versar, Inc.
(the "Company") approved a resolution to accelerate the vesting of certain stock options granted under the Versar, Inc. 1996 and 2002 Stock Option Plans to acquire approximately 306,010 shares of the Company's common stock. All other terms and conditions applicable to outstanding stock option grants remain in effect. The options that were accelerated have an exercise price of $3 per share and include those listed below held by the named executive officers of the Company.


Name				Title				   Number of Shares
____				_____				   Issuable Under
								   Accelerated Options
	   							   ___________________

Theodore M. Prociv	President & CEO			20,000
Lawrence W. Sinnott	Senior VP & CFO			16,000
Jerome B. Strauss		Senior VP				16,000
James C. Dobbs		Senior VP & Gen Counsel		 8,000
Paul W. Kendall		Senior VP				22,000
Other Employees						     224,010
                                                   _________

				Total				     306,010


The option agreements underlying the options subject to the acceleration will be amended to reflect the acceleration as of the effective date.

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Item 8.01.  Other Events
            ____________

On June 24, 2005, the Board of Directors of the Company accelerated the vesting of certain unvested and "out-of-the-money" stock options as of June 21, 2005, previously awarded to employees that have an exercise price per share of $3.00 or more. The awards accelerated were made under the Versar, Inc. 1996 and 2002
Stock Option Plans. As a result, options to purchase approximately 306,010 shares of the Company's common stock became exercisable immediately. All other terms and condition applicable to the outstanding stock option grants remain in effect. The closing price of the Company's common stock on the New York Stock Exchange on June 21, 2005 was $3.00. Based on the market value of the Company's stock on June 22, 2005, none of these options had economic value to the employees and officers at such time as the exercise price of $3.00 was in excess of the market value on June 22, 2005.

The Company will adopt SFAS 123(R), Share-Based Payment, in its third fiscal quarter of 2005, beginning July 1, 2005, requiring compensation cost to be recorded as expense for the portion of outstanding unvested awards, based on the grant-date fair value of those awards. Based on the potential for these options to have value over their expected life, the Company expects to reduce the stock option expense it otherwise would have been required to recognize in its consolidated statements of income by approximately $124,000 over the next four years on a pre-tax basis, as a result of the acceleration.

The Company and its Board of Directors considered several factors in determining to accelerate the vesting of these options. The Committee believes that the acceleration is in the best interest of the stockholders as it will reduce the Company's reported stock option expense in future periods mitigating the impact of the new accounting standard (SFAS 123 (R)) that will take effect in the first quarter of fiscal year 2006. Attached hereto as Exhibit 99.1 and incorporated by reference to this Item is the text of Versar's June 29, 2005, press release announcing the acceleration of vesting of options as described above.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. Such statements are subject to certain risks, trends, and uncertainties. In particular, statements made in this report that are not historical facts (including but not limited to expectations, estimates, assumptions and projections regarding the industry, business, future operating results, anticipated cash requirements and the anticipated savings from the acceleration of the vesting of certain "out-of-the-money" options) may be forward-looking statements. Actual results could differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in Versar's filing with the Securities and Exchange Commission. Many of these risk factors are outside of Versar's control, and as such, they involve risks which are not currently known to Versar that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Item 9.01.  Financial Statements and Exhibits

	(c) Exhibits

The following exhibits are filed with this Report:

Exhibit No. 	Description
___________       ___________

99.1  		Copy of press release issued by Versar on
			June 29, 2005.


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					SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



							VERSAR, INC.




							/S/ James C. Dobbs
       					   By___________________________
Date:  June 29, 2005				James C. Dobbs
     							Senior Vice President
							& General Counsel



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